Nicor Inc.
Nicor Gas Thrift Plan
Form 11-K
Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Nicor Inc.:

We consent to the incorporation by reference in Registration Statement  No. 333-107377 on Form S-8 of our report dated June 19, 2009, relating to the financial statements and financial statement schedule of the Nicor Gas Thrift Plan as of and for the years ended December 31, 2008 and 2007, appearing in this Annual Report on Form 11-K of Nicor Companies Savings Investment Plan and Nicor Gas Thrift Plan for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 19, 2009